EXHIBIT 4(a)

EXHIBIT 4(a)

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE OF THE DEPOSITORY. THIS GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES HEREINAFTER DESCRIBED AND MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[FACE OF NOTE]

J. C. PENNEY CORPORATION, INC.

J. C. PENNEY COMPANY, INC.

8% Note due March 1, 2010

Principal Amount $

No.	CUSIP No. 708130 AA 7

J. C. PENNEY CORPORATION, INC. and J. C. PENNEY COMPANY, INC., each a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the “Company” and the “Co-Obligor,” respectively, which terms include any successor corporation under the Indenture hereinafter referred to), for value received, hereby promise to pay Cede & Co. or registered assigns, the principal sum of $100,000,000.00 (one hundred million and 00/xx) on March 1, 2010 and to pay interest thereon from February 28, 2003 or from the most recent Interest Payment Date to which interest has been paid or duly provided for semi-annually on each Interest Payment Date, which shall be March 1 and September 1 of each year, commencing September 1, 2003, at the rate of 8.00% per annum, until the principal thereof is paid or made available for payment. The interest is so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date for such interest, which shall be February 15 or August 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any interest not punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record date and may be paid by the Company using any procedure permitted under Section 2.09 of the Indenture.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if fully set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or the Authenticating Agent under the Indenture by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, J. C. Penney Corporation, Inc. and J. C. Penney Company, Inc. have caused this Note to be duly executed under their corporate seals.

Dated:  February 28, 2003

J. C. PENNEY CORPORATION, INC.

By:
Name Title:

Attest:
Name Title:

J. C. PENNEY CORPORATION, INC.

By:
Name Title:

Attest:
Name Title:

TRUSTEE’S CERTIFICATE OF

AUTHORIZATION

This is one of the Securities of the

series designated herein referred to

in the within-mentioned Indenture.

JPMORGAN CHASE BANK

By:

Authorized Officer

[REVERSE OF NOTE]

J. C. PENNEY CORPORATION, INC.

J. C. PENNEY COMPANY, INC.

8% Note due March 1, 2010

This Note is one of a duly authorized issue of unsecured debentures, notes or other evidences of indebtedness of the Company (herein called the “Securities”) of the series hereinafter specified, all issued and to be issued under an Indenture dated as of April 1, 1994 (herein called the “Indenture”), between the Company and U.S. Bank National Association (formerly Bank of America National Trust and Savings Association), a corporation organized and existing as a national banking association under the laws of the United States of America (herein called the “Trustee,” which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Co-Obligor, the Trustee and the Holders of the Securities, and the terms upon which the Securities are, and are to be, authenticated and delivered. The Securities, which are unlimited in aggregate principal amount, may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest (if any) at different rates, may be subject to different redemption provisions (if any), may be subject to different sinking, purchase or analogous funds (if any), may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided. This Note is one of a series of the Securities designated as the 8% Notes due March 1, 2010 (herein called the “Notes”).

The Notes are initially being offered in the principal amount of $600,000,000. The Company may, without the consent of the Holders of the Notes, create and issue additional Notes ranking equally with the Notes in all respects, including having the same CUSIP number, so that such additional Notes shall be consolidated and form a single series with the Notes and shall have the same terms as to status, redemption or otherwise as the Notes. No additional Notes may be issued if an Event of Default has occurred and is continuing with respect to the Notes.

The Company, at its option, may at any time redeem all or any portion of the Notes, at a redemption price, plus accrued interest to the date of redemption, equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable Treasury Yield plus 50 basis points. For the purposes of this provision:

“Treasury Yield” means, with respect to any redemption to any redemption date applicable to the Notes, the rate per annum equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

“Comparable Treasury Issue” means, with respect to the Notes, the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

“Comparable Treasury Price” means, with respect to any redemption date applicable to the notes, (i) the average of the applicable Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest such applicable Reference Treasury Dealer Quotations, or (ii) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means, with respect to the Notes, Credit Suisse First Boston LLC or, if such firm is unwilling or unable to select the applicable comparable treasury issue, an independent investment banking institution of national standing appointed by the Trustee.

“Reference Treasury Dealer” means, with respect to the Notes, Credit Suisse First Boston LLC; provided, however, that if the foregoing shall cease to be a primary United States Government securities dealer in New York City (a “primary treasury dealer”), the Company shall substitute therefor another primary treasury dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date for the notes, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue for the Notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Holders of the Notes to be redeemed will receive notice thereof by first-class mail at least 30 and not more than 60 days prior to the date the Company sets for redemption.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register, upon surrender of this Note for registration of transfer at one of the agencies maintained by the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar (if other than the Company) duly executed by the Holder hereof or his attorney duly authorized in writing, and

5

thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes are issuable only as registered Notes without coupons in the denominations of $1,000 and any integral multiple thereof. As provided in the Indenture, Notes are exchangeable for a like aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.

No service charge will be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment for registration of transfer of this Note, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the absolute owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

The Company, at any time or from time to time, may satisfy and fully discharge its obligations with respect to any payment of principal or interest due on the Notes by depositing in trust with the Trustee money or U.S. Government Obligations or a combination thereof in such amounts as will provide, after giving effect in the case of U.S. Government Obligations so deposited to the principal thereof and interest thereon when due, no less than the dollar amount which the Company would have been required, in respect of such payment, to segregate and hold in trust or deposit with the Trustee; provided, however, that any such deposit shall not affect the rights of the Holder of any Note to receive payments due on such Notes at the times provided therein and in the Indenture. If such deposit is sufficient to make all payments of (1) interest on the Notes prior to their redemption or maturity, as the case may be, and (2) principal of and interest on the Notes when due upon redemption or at maturity, as the case may be, all the obligations of the Company under the Notes and the Indenture as it relates to the Notes shall be discharged and terminated except as otherwise provided in the Indenture.

If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of any series under the Indenture at any time by the Company with the consent of the Holders of 66 2/3% (unless a different percentage is specified with respect to any series of Securities, in which case, as to such series, the percentage so specified) in aggregate principal amount of the Outstanding Securities of each series affected by any such amendment or modification. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Notes at the time Outstanding, on behalf of the Holders of all the

6

Notes, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

No recourse shall be had for the payment of the principal of (or premium, if any) or interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

7

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.)

and irrevocably appoint                                          agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Signature Guarantee:

Signature must be guaranteed	Signature

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Security Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Security Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

8